SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

March 28, 2018
Date of Report (Date of earliest event reported)

GO ECO GROUP
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55177	27-4715504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elvis Boulevard Chester, New York, 10918
 (Address of principal executive offices)

Registrant's telephone number, including area code: (845) 610-3817

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

On April 3, 2018, the Company issued a press release announcing that it had entered into a non-binding letter of intent with Libra Fund LLC. A copy of the press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On March 28, 2018, the Company entered into a non-binding letter of intent with Libra Fund LLC ("Libra Fund") to enter into agreement to fund a joint venture to acquire the property formerly know as the "Great Gorge Playboy Club."  Upon completion of satisfactory due diligence, Libra Fund would invest necessary sums or syndicate necessary funds to acquire and develop the property, but in no event shall the acquisition be above $12,000,000.00.

The foregoing information is a summary of the LOI described above, is not complete, and is qualified in its entirety by reference to the full text of the LOI, which is attached as Exhibit 99.2 to this Current Report on Form 8-K.  Readers should review the LOI for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 3, 2018
99.2	Letter of Intent with Libra Fund LLC dated March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GO ECO GROUP
Date: April 6, 2018
/s/ Brian Conway
By: Brian Conway
Its: President, Director, CEO and CFO